Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 11, 2012, accompanying the balance sheet as of September 30, 2012 of SQN AIF IV, L.P., as contained in this Registration Statement on Form S-1 and the Prospectus contained therein. We consent to the use of the aforementioned report in this Registration Statement on Form S-1 and Prospectus contained therein and to the use of our name as it appears under the caption “Experts.”

/s/ Holtz Rubenstein Reminick, LLP

New York, New York
October 22, 2012